GULF Acquires Assets of Cannex Therapeutics LLC
Will Develop Medical Cannabis Pharmaceutical Products

For Immediate Release
March 30, 2009

ADDISON, TX -- Gulf Onshore Inc (OTCBB: GFON.OB) announced today that it has acquired the assets of Cannex Therapeutics and will continue development of its medical cannabis-based pharmaceutical products. Cannex Therapeutics is a privately owned California group founded and operated by Medical Cannabis pioneer and entrepreneur Steven W. Kubby (www.kubby.com). The asset purchase agreement includes all intellectual property rights, formulas, patents, trademarks, client base, hardware and software pertaining to Cannex's pharmaceutical cannabis research & development business.

Along with the Cannex asset purchase the Company has appointed Steve W. Kubby as President & CEO, Richard Cowan as Director & CFO, and Robert Melamede Ph. D., as Director & Chief Science Officer. The Company believes that the combination of this team and the assets purchased positions the Company at the top of the Medical Cannabis Industry. World renowned individually in the medical cannabis community, this management team brings real-world experience to the research & development of medical cannabis-based pharmaceutical products.

About Steven W. Kubby, President & CEO

Mr. Kubby, the founder of Cannex, is an entrepreneur with a wide range of experience and success in businesses ranging from property management to publishing to political fundraising. He received his BA in Psychobiology from California State University and holds a lifetime teaching credential.  Mr. Kubby is a long-term survivor, for more than three decades, of a rare form of adrenal cancer with a mortality prognosis of 6-12 months. Leading specialists in the US and Canada have confirmed that his survival is due to medical cannabis. Mr. Kubby is the executive director of the American Medical Marijuana Association, an internationally recognized organization comprised of doctors, lawyers, nurses and patients working for the rights of medical cannabis patients primarily in the United States and Canada. Mr. Kubby played a key role in the drafting and passing of California's historic medical cannabis initiative (Proposition 215) in 1996. He has also authored two books on drug policy reform. As a widely recognized medical marijuana pioneer and political leader, Mr. Kubby is intimately familiar with the legal and regulatory problems involved in developing and marketing cannabinoid-based pharmaceuticals.

About Dr. Robert J. Melamede, Director & Chief Science Officer

World-renowned Medical Cannabis Research expert Dr. Robert Melamede has a Ph.D. in Molecular Biology and Biochemistry from the City University of New York. Dr. Melamede is a retired Chairman of the Biology Department at University of Colorado, Colorado Springs in 2005, where he continues to teach and research cannabinoids, cancer, and DNA repair.  Dr. Melamede is recognized as a leading authority on the therapeutic uses of cannabis, and has authored or co-authored dozens of papers on a wide variety of scientific subjects. Dr. Melamede also serves on the Advisory Board of The Journal of the International Association for Cannabis as Medicine, and the Scientific Advisory Board Medical of the Marijuana Policy Advocacy Project, as well as the Scientific Advisory Board of Americans for Safe Access. Please visit www.phytiva.com and www.youtube.com to view speeches by Dr. Robert Melamede speaking on the effectiveness of Medical Cannabinoids on for a number of different medical applications.

About Richard Cowan, Director & CFO

Mr. Richard Cowan has a Bachelor of Arts in Economics from Yale University. He has served on the board of several public companies as a specialist in mergers and acquisitions with a focus on corporate finance. Mr. Cowan is a former CEO of the National Organization for the Reform of Marijuana Laws (NORML) Mr. Cowan has had national media coverage for several topics including writings on National Review Cover Article "Why Conservatives Should Support the Legalization of Marijuana". In his book Smoke and Mirrors, Dan Baum said that this article "opened a second front in the War on Drugs". Mr. Cowan has written for a variety of newspapers and other publications, and has appeared on numerous news programs, such as CNN, and talk shows, including Posner/Donahue. Mr. Cowan’s broad knowledge of the medical cannabis world in USA, Canada, and Europe prompted him to create archives and current information for public information about medical cannabis through his www.marijuananews.com website.

You should not place undue reliance on forward-looking statements in this press release.  This press release contains forward-looking statements that involve risks and uncertainties.  Words such as “will”, “anticipates”, “believes”, “plans”, “goal”, “expects”, “future”, “intends” and similar expressions are used to identify these forward-looking statements.  Actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks we face as described in this press release.

About Cannex Therapeutics LLC

Over the past 15 years it has become increasingly clear that humans produce cannabis like compounds known as endocannabinoids. Endocannabinoids are all pervasive in our bodies where they function to maintain biochemical balance (homeostasis). Illnesses are the result of biochemical imbalances. As a result of the widespread endocannabinoid activity, there is a growing list of illnesses and conditions that are best described as endocannabinoid deficiencies. The cannabis plant is the only plant on the planet that effectively mimics the activating substances of the endocannabinoids system, be they psychoactive or not. Cannabis-based whole plant extracts interact with numerous biochemical pathways providing the possibility for single treatment modalities to effectively help restore biochemical for a number of illnesses. Our mission is to provide a number government certified solutions to counter the illnesses and conditions running rampant in our society today. The CANNEX goal is to be a bio-pharmaceutical research and development, production and marketing company that will produce and commercialize a variety of whole plant cannabinoid compounds using certified organic ingredients and patentable production methods.

Cannex will pioneer methods for developing, producing and commercializing a variety of effective whole plant cannabinoid based pharmaceutical products using certified organic production methods to ultimately produce certified organic products. The target markets for our pharmaceutical product line-up include a lozenge with some capacity for enhancing rapid onset through oromucosal absorption, topical applications, such as lotions and salves, and various products for internal use. Some products will have specific uses, while others may treat a range of problems. In keeping with both the historic medical uses of cannabis and the new scientific understanding of how cannabinoids work, our cannabinoid pharmaceuticals will be targeting a wide-variety of serious needs such as:

1. Neuro-muscular disorders, such as MS.

2. Neuropathic pain, related to spinal cord injuries, as well as conditions such as AIDS/HIV and the side-effects of its medications, etc. for which opiates are not very effective.

3. Chronic pain, to reduce or eliminate patients' dependence on opiates.

4. Respiratory inflammation, related to both infections such as influenza and to autoimmune diseases such as asthma.

5. Cancer, including pain management, control of nausea resulting from chemotherapy as well as loss of appetite related to the disease itself.

6. Also control of cancer in conditions such as Pheochromocytoma.

7. Digestive illnesses, such as gastroesophageal reflux disease (GERDS), Crohn's Disease and irritable bowel syndrome.

You should not place undue reliance on forward-looking statements in this press release.  This press release contains forward-looking statements that involve risks and uncertainties.  Words such as “will”, “anticipates”, “believes”, “plans”, “goal”, “expects”, “future”, “intends” and similar expressions are used to identify these forward-looking statements.  Actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks we face as described in this press release.

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8. Dermatological infections, such as MRSA (flesh eating disease).

9. Sleep disorders.

In each of these areas, cannabis has been proven to work, so we will have targeted formulations, which the Company plans to release via one or more of the four types of pharmaceutical product categories targeted:

1. Possible over-the-counter Pharmaceutical Products:

a) Non-Prescription Drugs (With disease specific claims)

b) Nutraceuticals (No disease specific claims)

2. Possible Prescription Pharmaceutical Medications:

a) Psychoactive Medications

b) Non-Psychoactive Medications

Newly appointed Gulf Onshore President and CEO, Steven W. Kubby was quoted as saying, “This is a landmark transaction for the medical cannabis industry, because we are now in an exceptional position to move swiftly to develop our medical cannabis-based pharmaceutical products for mainstream world markets. The merger with Gulf Onshore will provide us with the vehicle to take medical cannabis medicines all the way.  As a result, patients and medical professionals will finally have a safe, effective, and legal medicine they can use without fear.   We will even have a new name for our company, to be announced soon.  Until then, we invite folks to review our current information at www.phytiva.com .”

Corporate Contact:
Steven W. Kubby
President & CEO
Gulf Onshore Inc.
info@phytiva.com
888.866.0888

You should not place undue reliance on forward-looking statements in this press release.  This press release contains forward-looking statements that involve risks and uncertainties.  Words such as “will”, “anticipates”, “believes”, “plans”, “goal”, “expects”, “future”, “intends” and similar expressions are used to identify these forward-looking statements.  Actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks we face as described in this press release.

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